Exhibit 99.1

NEWS	FOR IMMEDIATE RELEASE

FIRST AMERICAN FINANCIAL REPORTS SECOND QUARTER 2016 RESULTS

—Reports Earnings of 92 Cents per Diluted Share—

SANTA ANA, Calif., July 21, 2016 – First American Financial Corporation (NYSE: FAF), a leading global provider of title insurance, settlement services and risk solutions for real estate transactions, today announced financial results for the second quarter ended June 30, 2016.

Current Quarter Highlights

•	Total revenue of $1.4 billion, up 3 percent compared with last year

•	Direct title orders closed were down 1 percent

•	Average revenue per direct title order was up 3 percent

•	Title Insurance and Services segment pretax margin of 13.7 percent

•	Highest pretax margin in the company’s history

•	Title Insurance and Services segment loss provision rate of 5.5 percent

•	Commercial revenue of $166.5 million, down 2 percent compared with last year

•	Specialty Insurance segment total revenue up 7 percent, with a pretax margin of 4.5 percent

•	Announced termination of legacy pension plan

Selected Financial Information

($ in millions, except per share data)

	For the Three Months Ended June 30
	2016	2015
Total revenue	$1,361.5	$1,323.8
Income before taxes	153.6	141.6

Net income	$102.1	$93.3
Net income per diluted share	0.92	0.85

Total revenue for the second quarter of 2016 was $1.4 billion, an increase of 3 percent relative to the second quarter of 2015. Net income in the current quarter was $102.1 million, or 92 cents per diluted share, compared with net income of $93.3 million, or 85 cents per diluted share, in the second quarter of 2015. The current quarter results include net realized investment gains of $8.1 million, or 5 cents per diluted share, compared with gains of $3.9 million, or 2 cents per diluted share, in the second quarter of last year.

“The strong momentum in our business continued into the second quarter, with our title segment achieving a pretax margin of 13.7 percent, the highest in the company’s history,” said Dennis J. Gilmore, chief executive officer at First American Financial Corporation. “We benefited from our continued focus on operating efficiency and from a solid spring selling season that lifted purchase market revenues by 5 percent compared with last year. Our commercial business also had a good quarter, as we experienced healthy transaction activity across our major markets. Lower interest rates drove residential refinance open orders up 20 percent. This trend accelerated into July, contributing to a strong pipeline for the second half of 2016.”

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First American Financial Reports Second Quarter 2016 Results

Title Insurance and Services

($ in millions, except average revenue per order)

	For the Three Months Ended June 30
	2016	2015
Total revenue	$1,255.9	$1,227.1

Income before taxes	$172.4	$154.7
Pretax margin	13.7%	12.6%

Direct open orders	347,800	335,200
Direct closed orders	244,200	246,500

U.S. Commercial
Total revenue	$166.5	$170.1
Open orders	32,100	34,800
Closed orders	19,900	20,800
Average revenue per order	$8,400	$8,200

Total revenue for the Title Insurance and Services segment was $1.3 billion, a 2 percent increase from the same quarter of 2015. Direct premiums and escrow fees were up 1 percent from the second quarter of 2015, driven by a 3 percent increase in the average revenue per direct title order, partially offset by a 1 percent decline in the number of direct title orders closed in the quarter. The average revenue per direct title order closed increased to $1,972, primarily attributable to higher residential real estate values. Agent premiums were up 3 percent in the current quarter compared with last year, reflecting the typical reporting lag of approximately 1 quarter.

Information and other revenue was $182.0 million this quarter, an increase of 1 percent compared with the same quarter of last year. The increase was driven by acquisitions, largely offset by lower demand for the company’s default information products and lower revenue in our international mortgage processing operations.

Investment income was $27.5 million in the second quarter, up $1.5 million, or 6 percent, from the second quarter of 2015. The increase was primarily due to higher interest income driven by growth in the size of the investment portfolio, offset by lower income from investments accounted for using the equity method. Net realized investment gains totaled $7.8 million in the current quarter, compared with gains of $4.2 million in the second quarter of 2015.

Personnel costs were $389.8 million in the second quarter, an increase of $8.8 million, or 2 percent, compared with the same quarter of 2015. Excluding the $6.1 million impact related to acquisitions, the increase was primarily attributable to higher salary and stock-based compensation expense, offset by lower incentive compensation.

Other operating expenses were $195.5 million in the second quarter, up $1.2 million, or 1 percent, compared with the second quarter of 2015.

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First American Financial Reports Second Quarter 2016 Results

The provision for policy losses and other claims was $57.1 million in the second quarter, or 5.5 percent of title premiums and escrow fees, compared with a 6.6 percent loss provision rate in the second quarter of 2015.

Pretax income for the Title Insurance and Services segment was $172.4 million in the second quarter, compared with $154.7 million in the second quarter of 2015. Pretax margin was 13.7 percent in the current quarter, compared with 12.6 percent last year. The increase in the pretax margin was primarily driven by the improvement in the loss provision rate and higher net realized investment gains.

Specialty Insurance

($ in millions)

	For the Three Months Ended June 30
	2016	2015
Total revenue	$104.4	$97.7

Income before taxes	$4.7	$10.6
Pretax margin	4.5%	10.8%

Total revenue for the Specialty Insurance segment was $104.4 million in the second quarter of 2016, an increase of 7 percent compared with the second quarter of 2015. The increase in revenue was primarily driven by higher premiums earned in the home warranty business line. The loss ratio in the Specialty Insurance segment was 65 percent in the current quarter, compared with 60 percent in the prior year, primarily as a result of higher contract servicing costs in the home warranty business. As a result, the pretax margin in the current quarter declined to 4.5 percent from 10.8 percent in the second quarter of 2015.

Teleconference/Webcast

First American’s second quarter 2016 results will be discussed in more detail on Thursday, July 21, 2016, at 11 a.m. EDT, via teleconference. The toll-free dial-in number is 877-407-8293. Callers from outside the United States may dial 201-689-8349.

The live audio webcast of the call will be available on First American’s website at www.firstam.com/investor. An audio replay of the conference call will be available through August 4, 2016, by dialing 201-612-7415 and using the conference ID 13640685. An audio archive of the call will also be available on First American’s investor website.

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First American Financial Reports Second Quarter 2016 Results

About First American

First American Financial Corporation (NYSE: FAF) is a leading provider of title insurance, settlement services and risk solutions for real estate transactions that traces its heritage back to 1889. First American also provides title plant management services; title and other real property records and images; valuation products and services; home warranty products; property and casualty insurance; and banking, trust and investment advisory services. With revenues of $5.2 billion in 2015, the company offers its products and services directly and through its agents throughout the United States and abroad. In 2016, First American was recognized by Fortune® magazine as one of the 100 best companies to work for in America. More information about the company can be found at www.firstam.com.

Website Disclosure

First American posts information of interest to investors at www.firstam.com/investor. This includes opened and closed title insurance order counts for its U.S. direct title insurance operations, which are posted approximately 10 to 12 days after the end of each month.

Forward-Looking Statements

Certain statements made in this press release and the related management commentary contain, and responses to investor questions may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain the words “believe,” “anticipate,” “expect,” “intend,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” or “could.” These forward-looking statements include, without limitation, statements regarding future operations, performance, financial condition, prospects, plans and strategies. These forward-looking statements are based on current expectations and assumptions that may prove to be incorrect. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include, without limitation: interest rate fluctuations; changes in the performance of the real estate markets; volatility in the capital markets; unfavorable economic conditions; impairments in the company’s goodwill or other intangible assets; failures at financial institutions where the company deposits funds; changes in applicable government regulations; heightened scrutiny by legislators and regulators of the company’s title insurance and services segment and certain other of the company’s businesses; the Consumer Financial Protection Bureau’s exercise of its broad rulemaking and supervisory powers; the effects of the TILA-RESPA integrated disclosure rule; regulation of title insurance rates; reform of government-sponsored mortgage enterprises; limitations on access to public records and other data; changes in relationships with large mortgage lenders and government-sponsored enterprises; changes in measures of the strength of the company’s title insurance underwriters, including ratings and statutory capital and surplus; losses in the company’s investment portfolio; expenses of and funding obligations to the pension plan; material variance between actual and expected claims experience; defalcations, increased claims or other costs and expenses attributable to the company’s use of title agents; any inadequacy in the company’s risk mitigation efforts; systems damage, failures, interruptions and intrusions or unauthorized data disclosures; errors and fraud involving the transfer of funds; inability to realize the benefits of the company’s offshore operations; inability of the company’s subsidiaries to pay dividends or repay funds; inability to realize the benefits of, and challenges arising from, the company’s acquisition strategy; and other factors described in the company’s quarterly report on Form 10-Q for the quarter ended March 31, 2016, as filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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First American Financial Reports Second Quarter 2016 Results

Use of Non-GAAP Financial Measures

This news release and related management commentary contain certain financial measures that are not presented in accordance with generally accepted accounting principles (GAAP), including personnel and other operating expense ratios, and success ratios. The company is presenting these non-GAAP financial measures because they provide the company’s management and investors with additional insight into the operational efficiency and performance of the company relative to earlier periods and relative to the company’s competitors. The company does not intend for these non-GAAP financial measures to be a substitute for any GAAP financial information. In this news release, these non-GAAP financial measures have been presented with, and reconciled to, the most directly comparable GAAP financial measures. Investors should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures.

Media Contact:	Investor Contact:
Marcus Ginnaty	Craig Barberio
Corporate Communications	Investor Relations
First American Financial Corporation	First American Financial Corporation
714-250-3298	714-250-5214

(Additional Financial Data Follows)

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First American Financial Reports Second Quarter 2016 Results

First American Financial Corporation

Summary of Consolidated Financial Results and Selected Information

(in thousands, except per share amounts and title orders)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30		June 30
	2016	2015	2016	2015

Total revenues	$1,361,533	$1,323,789	$2,563,245	$2,434,873

Income before income taxes	$153,607	$141,622	$229,199	$200,570
Income tax expense	51,156	48,043	74,076	69,195

Net income	102,451	93,579	155,123	131,375
Less: Net income attributable to noncontrolling interests	302	232	473	396

Net income attributable to the Company	$102,149	$93,347	$154,650	$130,979

Net income per share attributable to stockholders:
Basic	$0.92	$0.86	$1.40	$1.21
Diluted	$0.92	$0.85	$1.40	$1.19

Cash dividends declared per share	$0.26	$0.25	$0.52	$0.50

Weighted average common shares outstanding:
Basic	110,480	108,459	110,327	108,102
Diluted	110,978	109,796	110,842	109,586

Selected Title Information

Title orders opened (1)	347,800	335,200	650,700	672,200

Title orders closed (1)	244,200	246,500	437,300	454,100

Paid title claims	$54,251	$66,234	$110,941	$155,402

(1)	U.S. direct title insurance orders only

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First American Financial Reports Second Quarter 2016 Results

First American Financial Corporation

Selected Balance Sheet Information

(in thousands)

(unaudited)

	June 30, 2016	December 31, 2015

Cash and cash equivalents	$1,241,814	$1,027,321
Investment portfolio	5,086,865	4,785,033
Goodwill and other intangible assets, net	1,033,766	1,012,456
Total assets	8,836,713	8,250,301
Reserve for claim losses	994,764	983,880
Notes and contracts payable	579,474	581,052
Total stockholders’ equity	$2,941,062	$2,758,502

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First American Financial Reports Second Quarter 2016 Results

First American Financial Corporation

Segment Information

(in thousands, unaudited)

For the Three Months Ended June 30, 2016	Consolidated	Title Insurance	Specialty Insurance	Corporate (incl. Elims.)
Revenues
Direct premiums and escrow fees	$623,975	$522,871	$101,104	$—
Agent premiums	515,792	515,792	—	—
Information and other	182,771	181,958	819	(6)
Net investment income	30,925	27,478	2,254	1,193
Net realized investment gains (1)	8,070	7,823	247	—

	1,361,533	1,255,922	104,424	1,187

Expenses
Personnel costs	417,725	389,799	17,023	10,903
Premiums retained by agents	403,669	403,669	—	—
Other operating expenses	216,361	195,495	14,209	6,657
Provision for policy losses and other claims	122,360	57,126	65,234	—
Depreciation and amortization	23,994	22,439	1,459	96
Premium taxes	16,027	14,246	1,781	—
Interest	7,790	711	—	7,079

	1,207,926	1,083,485	99,706	24,735

Income (loss) before income taxes	$153,607	$172,437	$4,718	$(23,548)

For the Three Months Ended June 30, 2015	Consolidated	Title Insurance	Specialty Insurance	Corporate (incl. Elims.)
Revenues
Direct premiums and escrow fees (2)	$609,606	$515,292	$94,314	$—
Agent premiums (2)	501,613	501,613	—	—
Information and other (2)	180,838	179,989	856	(7)
Net investment income	27,864	25,996	2,215	(347)
Net realized investment gains (losses) (1)	3,868	4,168	268	(568)

	1,323,789	1,227,058	97,653	(922)

Expenses
Personnel costs (2)	407,452	381,038	16,817	9,597
Premiums retained by agents (2)	395,278	395,278	—	—
Other operating expenses (2)	211,824	194,285	11,116	6,423
Provision for policy losses and other claims	122,870	66,735	56,135	—
Depreciation and amortization	21,463	20,164	1,177	122
Premium taxes	16,012	14,194	1,818	—
Interest	7,268	626	—	6,642

	1,182,167	1,072,320	87,063	22,784

Income (loss) before income taxes	$141,622	$154,738	$10,590	$(23,706)

(1)	Includes impairment losses recorded in earnings, except for impairments on investments accounted for under the equity method, which are recorded in investment income.

(2)	Prior year amounts have been revised to reflect reclassifications made to certain revenues and expenses during the fourth quarter of 2015.

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First American Financial Reports Second Quarter 2016 Results

First American Financial Corporation

Segment Information

(in thousands, unaudited)

For the Six Months Ended		Title	Specialty	Corporate
June 30, 2016	Consolidated	Insurance	Insurance	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$1,125,889	$926,911	$198,978	$—
Agent premiums	1,028,037	1,028,037	—	—
Information and other	337,848	336,220	1,640	(12)
Net investment income	58,295	52,404	4,490	1,401
Net realized investment gains (1)	13,176	10,819	2,357	—

	2,563,245	2,354,391	207,465	1,389

Expenses
Personnel costs	800,437	744,879	33,802	21,756
Premiums retained by agents	808,708	808,708	—	—
Other operating expenses	403,036	360,993	28,961	13,082
Provision for policy losses and other claims	229,458	107,642	121,816	—
Depreciation and amortization	46,414	43,515	2,707	192
Premium taxes	30,404	27,187	3,217	—
Interest	15,589	1,356	—	14,233

	2,334,046	2,094,280	190,503	49,263

Income (loss) before income taxes	$229,199	$260,111	$16,962	$(47,874)

For the Six Months Ended		Title	Specialty	Corporate
June 30, 2015	Consolidated	Insurance	Insurance	(incl. Elims.)
Revenues
Direct premiums and escrow fees (2)	$1,111,018	$926,551	$184,467	$—
Agent premiums (2)	934,533	934,533	—	—
Information and other (2)	337,985	336,371	1,628	(14)
Net investment income	48,422	47,770	4,216	(3,564)
Net realized investment gains (losses)(1)	2,915	1,605	1,878	(568)

	2,434,873	2,246,830	192,189	(4,146)

Expenses
Personnel costs (2)	773,575	720,277	32,441	20,857
Premiums retained by agents (2)	738,014	738,014	—	—
Other operating expenses (2)	411,982	374,883	24,208	12,891
Provision for policy losses and other claims	224,424	122,286	102,138	—
Depreciation and amortization	42,317	39,690	2,382	245
Premium taxes	29,481	26,225	3,256	—
Interest	14,510	1,217	—	13,293

	2,234,303	2,022,592	164,425	47,286

Income (loss) before income taxes	$200,570	$224,238	$27,764	$(51,432)

(1)	Includes impairment losses recorded in earnings, except for impairments on investments accounted for under the equity method, which are recorded in investment income.

(2)	Prior year amounts have been revised to reflect reclassifications made to certain revenues and expenses during the fourth quarter of 2015.

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First American Financial Reports Second Quarter 2016 Results

First American Financial Corporation

Expense and Success Ratio Reconciliation

Title Insurance and Services Segment

($ in thousands, unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30		June 30
	2016	2015	2016	2015

Total revenues	$1,255,922	$1,227,058	$2,354,391	$2,246,830
Less: Net realized investment gains	7,823	4,168	10,819	1,605
Net investment income	27,478	25,996	52,404	47,770
Premiums retained by agents	403,669	395,278	808,708	738,014

Net operating revenues	$816,952	$801,616	$1,482,460	$1,459,441

Personnel and other operating expenses	$585,294	$575,323	$1,105,872	$1,095,160
Ratio (% net operating revenues)	71.6%	71.8%	74.6%	75.0%
Ratio (% total revenues)	46.6%	46.9%	47.0%	48.7%

Change in net operating revenues	$15,336		$23,019
Change in personnel and other operating expenses	9,971		10,712
Success Ratio (1)	65%		47%

(1)	Change in personnel and other operating expenses divided by change in net operating revenues.

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First American Financial Reports Second Quarter 2016 Results

First American Financial Corporation

Supplemental Direct Title Insurance Order Information (1)

(unaudited)

	Q216	Q116	Q415	Q315	Q215
Open Orders per Day
Purchase	2,272	1,966	1,649	2,099	2,324
Refinance	2,128	1,971	1,616	1,629	1,758
Refinance as % of residential orders	48%	50%	49%	44%	43%

Commercial	501	512	507	532	544
Default and other	533	435	653	596	612

Total open orders per day	5,434	4,885	4,424	4,856	5,238

Closed Orders per Day
Purchase	1,667	1,248	1,443	1,687	1,681
Refinance	1,428	1,206	1,112	1,152	1,420
Refinance as % of residential orders	46%	49%	44%	41%	46%

Commercial	310	305	341	321	325
Default and other	410	356	347	339	425

Total closed orders per day	3,816	3,115	3,243	3,500	3,852

Average Revenue per Order (ARPO) (2)
Purchase	$2,138	$2,046	$2,053	$2,071	$2,028
Refinance	879	877	867	857	865
Commercial	8,379	7,567	9,591	8,357	8,179
Default and other	257	378	152	299	222

Total ARPO	$1,972	$1,943	$2,236	$2,077	$1,918

Business Days	64	62	63	64	64

(1)	U.S. operations only.

(2)	The amounts included in the calculation of ARPO for the first three quarters of 2015 have been revised to reflect reclassifications made to certain revenues during the fourth quarter of 2015.

Totals may not add due to rounding.

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